THIS AMENDMENT TO CONSULTING AGREEMENT (this "**Amendment**") is made as of May 1, 2016, by RenovaCare, Inc. ("**Company**"), a Nevada corporation and Vector Asset Management, Inc. (the "**Consulting Group**"), a corporation organized under the laws of British Columbia, Canada. The Company and Consulting Group are sometimes herein referred to collectively as the "Parties" and individually as a "Party."

WHEREAS, the Parties have entered into a consulting agreement (the "**Agreement**") dated as of August 1, 2013; and

WHEREAS, the Parties desire to amend the Agreement as further set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Definitions.** All capitalized but undefined terms used herein shall have the meaning set forth in the Agreement.

2. **Term of Agreement.** The Parties agree that, notwithstanding anything in the Agreement to the contrary, the Agreement shall continue until terminated by either Party upon five (5) days prior written notice to the other in accordance with **Section 12** of the Agreement. Anything herein to the contrary notwithstanding either Party may terminate the Agreement with or without cause at any time subject only to the notice provision set forth therein.

3. **Compensation.** Effective as of the date hereof, the Cash Fee shall be increased to $6,800 (SIX THOUSAND EIGHT HUNDRED DOLLARS).

4. **No Other Changes.** Except as specifically set forth herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have entered into this Agreement to Consulting Agreement as of the date first written above.

RENOVACARE, INC.

By: ______________________
Name: Thomas Bold
Title: President & Chief Executive Officer

VECTOR ASSET MANAGEMENT, INC.

By: ______________________
Name: Jatinder S. Bhogal
Title: President & Chief Executive Officer